Exhibit 10.41

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of this March 31, 2015, by Porter Foundation Switzerland ("Subordinated Creditor"), Telos Corporation, a Maryland corporation ("Telos"), Xacta Corporation, a Delaware corporation ("Xacta"), Ubiquity.com, Inc., a Delaware corporation ("Ubiquity"), and Teloworks, Inc., a Delaware corporation ("Teloworks"; Telos, Xacta, Ubiquity, and Teloworks are collectively, the "Companies" and individually a "Company"), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Credit Agreement described below and all Bank Product Providers.
R E C I T A L S
A.The Companies, Agent and Senior Lenders have entered into a Second Amended and Restated Loan and Security Agreement dated as of May 17, 2010 (as the same has been and may be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Telos and Xacta, and all such loans and financial accommodations are guarantied by Ubiquity and Teloworks.  All of the obligations of Telos and Xacta to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents are joint and several and the guaranties thereof by Ubiquity and Teloworks are joint and several, and all of such obligations and guaranties are secured by liens on and security interests in the Collateral (as hereinafter defined).
B.The Companies and their subsidiaries (and Telos Identity Management Solutions, LLC, whether or not constituting a Subsidiary) may from time to time obtain Bank Products (as hereinafter defined) and become liable for the Bank Product Obligations (as hereinafter defined) secured by liens and security interests in the Collateral.
C.Telos and the Subordinated Creditor have entered into a Subordinated Loan Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Loan Agreement") pursuant to which the Subordinated Creditor is extending credit to Telos in an amount equal to $2,500,000 (and may, on or prior to May 15, 2015 further extend credit to Telos by an additional amount of up to $2,500,000, less any amount borrowed by Telos under the Other Subordinated Loan Documents (as defined below)), such that the total aggregate principal amount of credit extended to Telos by the Subordinated Creditor and the Other Subordinated Creditor (as defined below) of the Other Subordinated Loan Documents would not exceed $5,000,000) as evidenced by a Subordinated Promissory Note of even date herewith in the face principal amount of up to $5,000,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Note").  The Other Subordinated Loan Documents refer to the Subordinated Loan Agreement and Subordinated Promissory Note of even date herewith between Telos and the JP Charitable Foundation (the "Other Subordinated Creditor").  The obligations of Telos to the Subordinated Creditor are not secured by the Collateral (or otherwise) and are not guarantied by any other Person.
D.As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consent to the incurrence by Telos of obligations under the Subordinated Loan Agreement and the Subordinated Note (which would otherwise be prohibited by the terms of the Senior Credit Agreement), Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Companies in order to set forth the relative rights and priorities of Agent, Senior Lenders and the Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.
NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.            Definitions.  The following terms shall have the following meanings in this Agreement:
"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise; provided, however, that (a) any Person which owns directly or indirectly 10% or more of the equity interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
"Agent" shall mean Wells Fargo Capital Finance, LLC, as Agent for the Senior Lenders and the Bank Product Providers, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents and this Agreement.
"Bank Product" shall mean any financial accommodation extended to a Company or any of its subsidiaries (or Telos Identity Management Solutions, LLC, whether or not constituting a subsidiary) by a Bank Product Provider including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.
"Bank Product Documents" shall mean those agreements entered into from time to time by a Company or any of its subsidiaries (or Telos Identity Management Solutions, LLC, whether or not constituting a subsidiary) with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
"Bank Product Obligations" shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Company or any of its subsidiaries (or Telos Identity Management Solutions, LLC, whether or not constituting a subsidiary) to any Bank Product Provider pursuant to or evidenced by the Bank Product Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Company or any of its subsidiaries are obligated to reimburse to Agent or any Senior Lender as a result of Agent or such Senior Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Company or any of its subsidiaries.
"Bank Product Provider" shall mean Wells Fargo Bank, National Association or any of its Affiliates (and, to the extent the Senior Debt Documents are amended, restated, refinanced, replaced or otherwise modified from time to time to provide that Bank Product Obligations provided by another Person shall be secured by the Collateral thereunder, shall include any such other Person).
"Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
"Collateral" shall mean all of the existing or hereafter acquired property, whether real, personal or mixed, of each Company.
"Disposition" shall mean, with respect to any interest in property, the sale, lease, license or other disposition of such interest in such property.
"Distribution" shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.
"Enforcement Action" shall mean (a) to take from or for the account of any Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Company or any such guarantor with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against any Company or any such guarantor to (i) to sue for or enforce payment of the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence a Proceeding with respect to any Company or any guarantor, or (iii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to take any action to enforce any rights or remedies with respect to the Subordinated Debt, (e) to exercise any put option or to cause any Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (f) to exercise any rights or remedies of a secured party under the Subordinated Debt Documents or applicable law or take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Company or any such guarantor.
 "Paid in Full," "Payment in Full," "paid in full" or "payment in full" shall mean, as of any date of determination with respect to the Senior Debt, that:  (a) all of such Senior Debt (other than (i) contingent indemnification obligations not yet due and payable or with respect to which a claim has not been asserted, (ii) obligations not yet due and payable with respect to letters of credit issued pursuant to the Senior Debt Documents (it being understood that such obligations include interest, fees, charges, costs and expenses that accrue subsequent to such date of determination in respect of undrawn or drawn letters of credit) and (iii) Bank Product Obligations not yet due and payable) has been paid in full in cash, (b) no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Debt Documents, (c) any and all letters of credit issued under the Senior Debt Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount equal to 105% of the face amount of such letters of credit in accordance with the terms of such documents), (d) any and all Bank Product Obligations have been cancelled (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount reasonably determined by Agent as sufficient to satisfy the estimated credit exposure with respect to the Bank Product Obligations), and (e) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by Agent or a Senior Lender, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount reasonably estimated by Agent to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.
"Permitted Refinancing" shall mean any refinancing or replacement of the Senior Debt under the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents).
"Permitted Refinancing Senior Debt Documents" shall mean any financing documentation which replaces the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents) and pursuant to which the Senior Debt under the WFCF Loan Documents (or any Permitted Refinancing Senior Debt Documents) is refinanced or replaced, whether by the same or any other agent, lender or group of lenders, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.
"Permitted Subordinated Debt Payments" shall mean payments of regularly scheduled payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.
"Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
"Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
"Senior Debt" shall mean (a) all obligations, liabilities and indebtedness of every nature of the Companies from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses are allowed, and (b) all Bank Product Obligations.  Senior Debt shall be considered to be outstanding whenever any loan commitment under any Senior Debt Document is outstanding.
"Senior Debt Documents" shall mean the WFCF Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.
"Senior Default" shall mean any "Default" or "Event of Default" under the Senior Debt Documents.
"Senior Lenders" shall mean the holders of the Senior Debt.
"Senior Secured Parties" shall mean Agent, Senior Lenders and Bank Product Providers.
"Subordinated Debt" shall mean all of the obligations of the Companies to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.
"Subordinated Debt Documents" shall mean the Subordinated Note, the Subordinated Loan Agreement, any guaranty with respect to the Subordinated Debt (notwithstanding that the Subordinated Debt is not permitted to be guarantied), and all other documents, agreements and instruments now existing or hereinafter entered into in connection with the Subordinated Loan Agreement.
"WFCF Loan Documents" shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.
2.            Subordination.
2.1.            Subordination of Subordinated Debt to Senior Debt.  Each Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Debt.  Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.            Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving any Company:
(a)	All Senior Debt shall first be paid in full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.
(b)
Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is paid in full.  The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent.  The Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of the Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)
The Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided, Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.  In the event that Agent votes any claim in accordance with the authority granted hereby, the Subordinated Creditor shall not be entitled to change or withdraw such vote.

(d)
The Subordinated Creditor agrees that it will consent to, and not object to or oppose any use of cash collateral consented to by Agent or any financing provided by any Senior Lender to any Company (or any financing provided by any other Person consented to by Agent) (collectively, "DIP Financing") on such terms and conditions as Agent, in its sole discretion, may decide.  In connection therewith, any Company or any of their subsidiaries may grant to Agent and Senior Lenders or such other lender, as applicable, liens and security interests upon all of the property of any of the Companies or any of their subsidiaries, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by any Senior Lender or consented to by Agent during the Proceeding and (ii) shall be superior in priority to any liens and security interests, if any, in favor of the Subordinated Creditor on the property of any of the Companies and their Subsidiaries that the Subordinated Creditor may have notwithstanding the prohibition of such security interests or liens under this Agreement.  If, in connection with any cash collateral use or DIP Financing, any liens and security interests on the Collateral held by Agent are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee "carve out," or fees owed to the United States Trustee, then any liens on the Collateral that the Subordinated Creditor may have notwithstanding the prohibition of such liens under this Agreement shall also be subordinated to such interest or claim and shall remain subordinated to the liens and security interests on the Collateral of Agent consistent with this Agreement.  The Subordinated Creditor agrees that it will consent to, and not object to or oppose, a sale or other disposition of any property securing all of any part of any Senior Debt free and clear of security interests or liens that the Subordinated Creditor may have notwithstanding the prohibition of such security interests or liens under this Agreement, or other claims of the Subordinated Creditor under the Bankruptcy Code, including Sections 363, 365 and 1129 of the Bankruptcy Code, if Agent has consented to such sale or disposition.  The Subordinated Creditor agrees not to assert any right it may have in any Proceeding arising from any Company's use, sale or other disposition of Collateral and agrees that it will not seek (or support any other Person seeking) to have any stay, whether automatic or otherwise, lifted with respect to any Collateral without the prior written consent of Agent.  The Subordinated Creditor agrees that it will not, and will not permit, any of its Affiliates to, directly or indirectly provide, participate in or otherwise support, any financing in a Proceeding to any Company without the prior written consent of Agent.  The Subordinated Creditor will not object to or oppose any adequate protection sought by Agent or any Senior Lender or object to or oppose any motion by Agent to lift the automatic stay or any other stay in any Proceeding.  The Subordinated Creditor will not seek or assert any right it may have for adequate protection (it being understood and agreed that at all times the Subordinated Debt shall be unsecured) of its interest in any Collateral.  The Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent's or Senior Lenders' election, in any Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Company, as debtor in possession.  The Subordinated Creditor further agrees that it shall not, without Agent's prior written consent, commence or continue any Proceeding, propose any plan of reorganization, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization, arrangement or proposal that would materially impair the rights of the Senior Lenders, is in conflict with the terms of this Agreement, or is opposed by Senior Lenders or Agent, or oppose any plan of reorganization or liquidation supported by Agent.

(e)
The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Secured Parties and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding.

2.3.            Subordinated Debt Payment Restrictions.  Notwithstanding the terms of the Subordinated Debt Documents, each Company hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is paid in full other than, subject to the terms of subsection 2.2 of this Agreement, Permitted Subordinated Debt Payments; provided, however, that the Companies and the Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by a Company or accepted by the Subordinated Creditor if, at the time of such payment, either (i) a Senior Default exists, or (ii) Excess Availability (as defined in the Senior Credit Agreement, or, following a Permitted Refinancing, a term of like meaning under the Senior Debt Documents then in effect) shall not equal or exceed $1,500,000 after giving effect to the making of such payment.  The Subordinated Creditor hereby agrees that, notwithstanding any provision of the any Subordinated Debt Documents to the contrary, no default or event of default shall be deemed to exist under any Subordinated Debt Document as a result of any Distribution that is otherwise required under any Subordinated Debt Document not being made to the extent that such Distribution with respect to the Subordinated Debt is not permitted to be made pursuant to this Agreement.

2.4.            Subordinated Debt Standstill Provisions.  Until the Senior Debt is paid in full, the Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt or under the Subordinated Debt Documents.  Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until the Senior Debt is paid in full.

2.5.            Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by a Company or accepted by the Subordinated Creditor under this Agreement is received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of the Subordinated Creditor, shall be held in trust by the Subordinated Creditor for the benefit of Senior Secured Parties and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6.            No Collateral / Guaranties for Subordinated Debt; Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until all of the Senior Debt has been paid in full, none of the Subordinated Debt shall be permitted to be secured (including, without limitation, by any liens or security interests in any of the Collateral) by any assets, or guarantied by any Person.  In the event that, notwithstanding the foregoing, the Subordinated Debt is secured at any time, then any liens and security interests of the Subordinated Creditor in the Collateral or any other assets of the Companies which may exist at any time (a) shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Secured Parties in the Collateral and such other assets, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of the validity, perfection or enforceability of such liens and security interests of Agent, and (b) shall be immediately released by the Subordinated Creditor upon demand by Agent.  The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Secured Parties in the Collateral or any other assets securing the Senior Debt.  In the event that Agent or a Company desires to sell, lease, license or otherwise dispose of any interest in any of the Collateral (including the equity interests of a Company) and Agent consents to such Disposition, the Subordinated Creditor shall be deemed to have consented to such Disposition and such Disposition shall be free and clear of any liens and security interests of the Subordinated Creditor in such Collateral (and if such Disposition involves the equity interests of a Company, the Subordinated Creditor shall release such Company from any guaranty or other obligation owing to the Subordinated Creditor) (it being understood that no Company other than Telos is permitted to be obligated in respect of the Subordinated Debt) and any purchaser of any Collateral may rely on this Agreement as evidence of the Subordinated Creditor's consent to such Disposition and that such Disposition is free and clear of any liens and security interests of the Subordinated Creditor in such Collateral (and if such Disposition involves the equity interests of a Company, that such Company is released from any guaranty or other obligation owing to the Subordinated Creditor) (it being understood that no Company other than Telos is permitted to be obligated in respect of the Subordinated Debt).  The Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of the Subordinated Creditor in such Collateral in accordance with this subsection 2.6.  In furtherance of the foregoing, the Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise, to execute and deliver any document or instrument which the Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.

2.7.            Sale, Transfer or other Disposition of Subordinated Debt.
(a)
The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document:  (i) without giving prior written notice of such action to Agent and obtaining the prior written consent of Agent to such transfer, and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement joining such transferee as a party to this Agreement as the Subordinated Creditor or an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement.

(b)
Notwithstanding the failure of any transferee to execute or deliver an agreement joining such transferee as a party to this Agreement as the Subordinated Creditor or an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 9 hereof.

2.8.            Legends.  Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, the Subordinated Loan Agreement and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:
"This [agreement/instrument] and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March __, 2015 among Porter Foundation Switzerland, Telos Corporation, Xacta Corporation, Ubquity.com, Inc. and Teloworks, Inc. (collectively, the "Companies") and Wells Fargo Capital Finance, LLC ("Agent"), to the indebtedness (including interest) owed by Telos Corporation and Xacta Corporation (and guarantied by Ubiquity.com, Inc. and Teloworks, Inc.) pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of May 17, 2010 among the Companies, Agent and the lenders from time to time party thereto and the other Senior Debt Documents (as defined in the Subordination Agreement), as such Credit Agreement and other Senior Debt Documents have been and hereafter may be amended, supplemented, restated, amended and restated or otherwise modified from time to time and to indebtedness refinancing the indebtedness under those agreements as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."
2.9.            Obligations Hereunder Not Affected.  All rights and interest of Senior Secured Parties hereunder, and all agreements and obligations of the Subordinated Creditor and Companies hereunder, shall remain in full force and effect irrespective of:
(a)	any lack of validity or enforceability of any document evidencing any of the Senior Debt;
(b)
any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c)	any exchange, subordination, release or non-perfection of any collateral for all or any of the Senior Debt;
(d)
any failure of any Senior Secured Party to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;

(e)
any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Companies and the Subordinated Creditor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(f)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, Companies in respect of the Senior Debt or the Subordinated Creditor in respect of this Agreement.
The Subordinated Creditor acknowledges and agrees that Senior Secured Parties may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing the Subordinated Creditor's obligations hereunder, (i) amend, restate, amended and restate, supplement or otherwise modify the Senior Debt Documents in any manner whatsoever; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Agent and Senior Lenders in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Company or any other Person.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights of Senior Secured Parties and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed.
2.10.            Marshaling.  The Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require any Senior Secured Party to marshal any property of any Company or of any guarantor or other obligor of the Senior Debt for the benefit of the Subordinated Creditor.

2.11.            Application of Proceeds from Sale or other Disposition of the Collateral.  In the event of any Disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied to the Senior Debt in the order and manner set forth in the Senior Debt Documents until such time as the Senior Debt is Paid in Full.

2.12.            Rights Relating to Agent's Actions with respect to the Collateral.  The Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Secured Parties from taking, or refraining from taking, any action with respect to all or any part of the Collateral.  Without limitation of the foregoing, the Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which a Senior Secured Party applies the proceeds of the Collateral resulting from the exercise by Senior Secured Parties of rights and remedies under the Senior Debt Documents to the Senior Debt, (b) that it waives any right to object to any action or inaction by any Senior Secured Party with respect to exercising its rights or remedies under the Senior Debt Documents or with respect to the Collateral (including in connection with any foreclosure or enforcement of liens in respect of Collateral), and (c) no Senior Secured Party has assumed any obligation to act as the agent for the Subordinated Creditor with respect to the Collateral.  The Subordinated Creditor shall not object to any proposed retention or acceptance of Collateral by a Senior Secured Party in full or partial satisfaction of such Senior Secured Party's Senior Debt and agrees that any such retention or acceptance by a Senior Secured Party shall be free and clear of any security interests and liens of the Subordinated Creditor (it being understood that the Subordinated Creditor shall not be permitted to have any liens or security interests on any of the Collateral).

2.13.            No Forgiveness or Exchange of Subordinated Debt.  The Subordinated Debt shall not be forgiven or otherwise cancelled without the prior written consent of Agent.  The Subordinated Debt shall not be exchanged for or otherwise converted into equity without the prior written consent of Agent.

3.            Modifications.

3.1.            Modifications to Senior Debt Documents.  Senior Lenders may at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment, increase or reduce the amount of, or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend, supplement, restate, amend and restate or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2.            Modifications to Subordinated Debt Documents.  Until the Senior Debt has been paid in full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor shall not, without the prior written consent of Agent, amend, modify or supplement the Subordinated Debt Documents.

4.            Representations and Warranties.

4.1.            Representations and Warranties of Subordinated Creditor.  The Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof (and as of all times with respect to clause (f) below):  (a) the Subordinated Creditor is a charitable foundation, duly formed and validly existing under the laws of the country of Switzerland; (b) the Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Subordinated Creditor will not violate or conflict with the foundational, organizational or other governing documents of the Subordinated Creditor, any material agreement binding upon the Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is (i) not secured any liens or any security interests in the Collateral or any other assets of any Company or any other Person, and (ii) is solely on obligation of Telos and is not guarantied by any Person.

4.2.            Representations and Warranties of Agent.  Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof:  (a) Agent is a Delaware limited liability company; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

5.            Subrogation; Recovery.  The Subordinated Creditor will not exercise (i) any right of subrogation that it may now or hereafter have or obtain in respect of the rights of Agent or any other Senior Secured Party against any Company, any guarantor of any of the Senior Debt or any of the Collateral or (ii) any right to participate in any claim or remedy of Agent and any other Senior Secured Party against any Company, any guarantor of any of the Senior Debt or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, in each case until all of the Senior Debt has been Paid in Full.  If Agent or any Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a "Recovery") to the estate or to any creditor or representative of a Company or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent the Subordinated Creditor has received proceeds, payments or other amounts to which the Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, the Subordinated Creditor shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt.  A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to the Subordinated Creditor is not, as between the Companies and the Subordinated Creditor, a payment by the Companies to or on account of the Senior Debt.

6.            Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.            Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.            Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.
Notices shall be addressed as follows:
If to Subordinated Creditor:

Porter Foundation Switzerland
Chemin d'Amon 2
Chalet Ty'Fano
1936 Verbier
Switzerland
Attention:  John R. C. Porter
Telecopy:  +41 22 908 11 91
 Email:  jrcporter@gmail.com
With a copy to:

 Silex Trust Company Ltd.
6 Rue Kleberg
1201 Geneva
Switzerland
Telecopy:  +41 22 908 11 91
 Email:  brian@silextrust.com
If to a Company:

c/o TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia  20147
Attn:  General Counsel
 Fax No. (703) 724-1468
If to Agent or Senior Lenders:

WELLS FARGO CAPITAL FINANCE, LLC
One Boston Place, 18th Floor
Boston, Massachusetts  02108
Attn:  Technology Finance Division Manager
Fax No. (617) 523-1697
With a copy to:

Goldberg Kohn Ltd.
55 East Monroe Street, Suite 3300
Chicago, Illinois  60603
Attention:Gary Zussman, Esq.
Telecopy:(312) 863-7440
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.
9.            Successors and Assigns; Permitted Refinancing.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, the Subordinated Creditor and the Companies.  Senior Lenders may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  The Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement.  The Subordinated Creditor further agrees that it will, at the request of Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of the Subordinated Creditor to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

10.            Relative Rights.  This Agreement shall define the relative rights of Senior Secured Parties and the Subordinated Creditor.  Nothing in this Agreement shall (a) impair, as among the Companies and Senior Secured Parties and as between the Companies and the Subordinated Creditor, the obligation of the Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Secured Parties or the Subordinated Creditor with respect to any other creditors of any Company.

11.            Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12.            Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.    Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.            Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.            Continuation of Subordination; Termination of Agreement.  This Agreement shall be applicable both before and after the commencement of any Proceeding and all converted or succeeding cases in respect thereof.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.  This Agreement shall remain in full force and effect until the payment in full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further that a Permitted Refinancing shall not be deemed to be payment in full of the Senior Debt.

16.            APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

17.            CONSENT TO JURISDICTION.  EACH OF THE SUBORDINATED CREDITOR AND EACH COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF THE SUBORDINATED CREDITOR AND EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF THE SUBORDINATED CREDITOR AND EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE SUBORDINATED CREDITOR AND EACH COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

18.            WAIVER OF JURY TRIAL.  EACH OF THE SUBORDINATED CREDITOR, EACH COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS.  EACH OF THE SUBORDINATED CREDITOR, EACH COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE SUBORDINATED CREDITOR, EACH COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

19.            Additional Companies.  Telos shall cause any Person that becomes a direct or indirect subsidiary of Telos to execute a joinder (in form and substance satisfactory to Agent) to this Agreement to bind such Person to this Agreement as a Company (and the Subordinated Creditor agrees and acknowledge that upon execution of such a joinder such Person shall automatically constitute a "Company" for purposes of this Agreement without any need for consent or acknowledgment by the Subordinated Creditor).

20.            Prevailing Parties.  In the event it becomes necessary for any Senior Secured Party or the Subordinated Creditor to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys' fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

IN WITNESS WHEREOF, Subordinated Creditor, the Companies and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:
PORTER FOUNDATION SWITZERLAND
/s/ John R.C. Porter
John R.C. Porter, Trustee
/s/ Brian Padgett
Brian Padgett, Trustee

COMPANIES:

TELOS CORPORATION
A Maryland corporation

By	/s/ Jefferson V. Wright
Title	EVP & General Counsel

XACTA CORPORATION
A Delaware corporation

By	/s/ Jefferson V. Wright
Title	EVP & General Counsel

UBIQUITY.COM, INC.
A Delaware corporation

By	/s/ Jefferson V. Wright
Title	EVP & General Counsel

TELOWORKS, INC.
A Delaware corporation

By	/s/ David S. Easley
Title	President

AGENT:
WELLS FARGO CAPITAL FINANCE, LLC., as Agent
By	/s/ Jordan E. Hilliard
Name	Jordan E. Hilliard
Title	Vice President